Exhibit 21

Name of Subsidiary	Country of Incorporation
ABC Cable Networks Group	United States
ABC Family Worldwide, Inc.	United States
American Broadcasting Companies, Inc.	United States
Buena Vista Home Entertainment, Inc.	United States
Buena Vista International, Inc.	United States
Buena Vista Pay Television, Inc.	United States
Buena Vista Television, LLC	United States
Buena Vista Theatrical Group Ltd.	United States
Buena Vista Video On Demand	United States
Cable LT Holdings, Inc.	United States
Disney Channels (Benelux) B. V.	Netherlands
Disney Enterprises, Inc.	United States
Disney Online	United States
Disney Vacation Development, Inc.	United States
Disney/ABC International Television, Inc.	United States
EDL Corporation S.A.S.	France
ESPN Enterprises, Inc.	United States
ESPN, Inc.	United States
ESPN Productions, Inc.	United States
Euro Disney Investments S.A.S.	France
Euro Disney S.A.S.	France
Hong Kong Disneyland Management Limited	Hong Kong
Imprint, Inc.	United States
International Family Entertainment, Inc.	United States
Lucasfilm Entertainment Company Ltd. LLC	United States
Lucasfilm Ltd. LLC	United States
Magical Cruise Company, Limited	United Kingdom
Maker Studios, Inc.	United States
Marvel Characters B.V.	Netherlands
Marvel Entertainment, LLC	United States
Marvel Studios LLC	United States
MVL Film Finance LLC	United States
MVL International C.V.	Netherlands
Pixar	United States
Shanghai International Theme Park Associated Facilities Limited	China
Shanghai International Theme Park Company Limited	China
The Walt Disney Company Limited	United Kingdom
Touchstone Television Productions, LLC	United States
TWDC Investment Enterprise, LLC	United States
UTV Software Communications Limited	India
Walt Disney Parks & Resorts U.S., Inc.	United States
Walt Disney Pictures	United States
Walt Disney Pictures Productions, LLC	United States

Exhibit 21

Walt Disney Travel Co., Inc.	United States
WD Holdings (Shanghai), LLC	United States
Wedco Global Ventures Three LP	United Kingdom
Wedco International Holdings, Inc.	United States
Wedco One (Luxembourg) S.a.r.l. Participations S.C.A.	Luxembourg